Exhibit 10.1

CHIPOTLE MEXICAN GRILL, INC.

2014 CASH INCENTIVE PLAN

Section 1.	Purpose.

The purpose of the 2014 Cash Incentive Plan (the “Plan”) is to promote the interests of Chipotle Mexican Grill, Inc. (“Chipotle”) and its subsidiaries (collectively the “Company”) by providing eligible key employees of the Company with incentive to assist the Company in meeting and exceeding its business goals. The Plan provides opportunities for Participants (as defined in Section 3 below) to earn financial rewards for their role in assisting Chipotle to meet its annual performance targets. Awards (as defined in Section 5 below) under the Plan are based on the Company achieving the Performance Goal (as defined in Section 5). The Plan will cover each fiscal year of Chipotle beginning with its 2014 fiscal year. Each such fiscal year is referred to herein as a “Performance Period.”

Section 2.	Administration.

(a) The Plan shall be administered by the Executive Compensation Committee (the “Committee”) of the Board of Directors of Chipotle (the “Board”) from among its members and shall be comprised of not fewer than two members who are intended to qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder.

(b) The Committee shall have broad authority to grant and administer Awards under the Plan and may, subject to the provisions of the Plan, establish, adopt or revise rules and regulations relating to the Plan or take such actions as it deems necessary or advisable for the proper administration of the Plan. The Committee shall have the authority to interpret and make decisions under the Plan in its sole discretion including but not limited to determining whether the Performance Goal and other conditions that are a prerequisite to earning an Award have been met and exercising discretion to reduce or eliminate the amount to be provided as an incentive payment hereunder. Any decision or interpretation by the Committee hereunder shall be final and conclusive for all purposes and binding upon all Participants or former Participants and their successors in interest.

(c) Neither the Committee nor any member of the Committee shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Committee shall be entitled to indemnification and reimbursement by Chipotle in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law.

Section 3.	Eligibility.

Awards may be granted to officers, executive directors and key employees of the Company who are selected for participation in the Plan by the Committee. The Committee shall select in writing who shall receive an Award with respect to a Performance Period within 90 days after the beginning of such Performance Period. A qualifying employee selected by the Committee to participate in the Plan shall be a “Participant” with respect to such Performance Period. Provided the Committee determines that the Company has met the Performance Goal for the Performance Period as set forth under Section 5 below and all other eligibility requirements are met, the following guidelines will be used to determine Participants’ incentive award eligibility. Awards are not guaranteed and will not be paid unless the Performance Goal is met and the Committee authorizes the payment of an incentive payment hereunder.

Each employee whose employment terminates prior to the end of a Performance Period will not be eligible to receive an incentive award under the Plan for that Performance Period. Notwithstanding the foregoing, if a Participant’s employment is terminated due to retirement with Board’s consent, permanent disability or death before the end of a Performance Period, the Committee may, in its sole discretion, provide a prorated incentive award based on the number of days the Participant was employed by the Company during such Performance Period; provided, however, that no prorated incentive will be paid unless all of the applicable requirements set forth in the Plan are met, including without limitation that the Committee determines that the Performance Goal for the applicable

Performance Period has been met and authorizes the payment of incentive awards. If the employment of a Participant terminates during a Performance Period for any other reason, no incentive award will be paid to the Participant for that Performance Period.

Section 4.	Compliance Requirements.

A Participant must comply with all applicable state and federal regulations and Company policies (collectively, the “Compliance Requirements”) in order to be eligible to receive an incentive award under the Plan. A Participant whose employment is terminated after the end of a Performance Period, but before incentive awards for such Performance Period are paid, due to violating any of the Compliance Requirements or other reasons involving cause will not be eligible to receive an incentive award for such Performance Period.

Section 5.	Performance Goal.

The Committee may grant performance-based awards (“Awards”) to Participants with respect to a Performance Period beginning on or after January 1, 2014 subject to the terms and conditions of the Plan. Each Award shall provide that the Performance Goal is the Company’s achievement of positive Operating Income (as defined below) for the then current Performance Period. For purposes of the Plan, “Operating Income” means, with respect to a Performance Period, operating income as presented in Chipotle’s consolidated audited financial statements, excluding (i) restructuring and/or other nonrecurring charges; (ii) exchange rate effects, as applicable, for non-US dollar denominated net sales and operating earnings; (iii) the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) the effects to any statutory adjustments to corporate tax rates and (v) the impact of any “extraordinary items” as determined under generally accepted accounting principles. In the manner required by Section 162(m) of the Code, the Committee shall, promptly after the date on which the necessary financial and other information for a particular Performance Period becomes available, certify whether or not the Performance Goal has been achieved.

Section 6.	Payment.

If the Committee has determined that the Company has attained the Performance Goal for a Performance Period, the amount payable under the Award for that Performance Period shall be $8,000,000 provided, however, that the Committee may in its sole discretion exercise discretion to reduce or eliminate the amount payable to any Participant based on such factors as the Committee may deem appropriate; including a manner consistent with corporate and individual performance as measured under Chipotle’s annual performance-based cash incentive program for all of our full-time regional and corporate employees. In no event may the Committee increase the amount of any Award payable to any Participant above $8,000,000 for a Performance Period. For purposes of clarity, the Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants, including taking into account individual performance. Awards shall be settled in cash or, in the Committee’s sole discretion, in shares of Chipotle’s common stock from the Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan or other Chipotle equity compensation plan that has been approved by shareholders. The Company shall pay Awards as soon as administratively practical following certification that the Performance Goal for a Performance Period has been met as provided under Section 5 above and the determination of the actual incentive amounts after the exercise of any discretion under this Section 6, but in no event more than two and one half months following the end of the Performance Period to which such certification relates except as provided under Section 7 below.

Section 7.	Forfeiture and Recovery for Misconduct.

(a) Right of Recovery. Notwithstanding any other provision of the Plan to the contrary, if the Board (or its authorized designee) determines during the Recovery Period (as defined below) that a Participant has engaged in Misconduct (as defined below), the Board, subject to the limitations set forth in this Section 7, may in its sole discretion

(i) terminate such Participant’s participation in the Plan, or with respect to any Award under the Plan, and treat any outstanding Award as forfeited

(ii) require forfeiture, in whole or in part, of payment of any Award that has been previously approved for payment under the Plan which remains in whole or in part unpaid, and/or

(iii) demand that the Participant pay to Chipotle in cash the amount described in Section 7(d) below; provided, however, that in the event the Board determines during the Recovery Period that the Participant engaged in Misconduct as described in clause (iv) of the definition of Misconduct) (“Restatement Misconduct”), the Board shall in all circumstances, in addition to any other recovery action taken, require forfeiture and demand repayment pursuant hereto.

(b) Recovery Period. “Recovery Period” for purposes of this Section 7 means

(i) if the Misconduct relates to Restatement Misconduct, or the Misconduct consists of acts or omissions relating to the Company’s financial matters that in the discretion of the Board are reasonably unlikely to be discovered prior to the end of the Performance Period in which the Misconduct occurred and the completion of the outside audit of the Company’s annual financial statements, the period during which the Participant is employed by the Company and the period ending two years after the Participant’s last day of employment,

(ii) if the Misconduct relates to the breach of any agreement between the Participant and the Company, the term of the agreement and the period ending one year following the expiration of such agreement, and

(iii) in all other cases, the period during which the Participant is employed by the Company and the period ending one year after the Participant’s last day of employment.

If during the Recovery Period the Board gives written notice to the Participant of potential Misconduct, the Recovery Period shall be extended for such reasonable time as the Board may specify is appropriate for it to make a final determination of Misconduct and seek enforcement of any of its remedies described above. The Company’s rights pursuant to this Section 7 shall terminate on the effective date of a Change in Control (as defined in the Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan) and no Recovery Period shall extend beyond that date except with respect to any Participant for which the Board prior to such Change in Control gave written notice to such Participant of potential Misconduct.

For purposes of administratively enforcing its rights under this Section 6, during any period for which potential Misconduct has been identified by the Company, the Board may suspend such Participant’s participation in the Plan, or with respect to any Award, or temporarily withhold, in whole or in part, payment of any Award that has been previously approved for payment that remains in whole or in part unpaid.

(c) Definition of Misconduct.

“Misconduct,” as determined by the Company (which determination shall be conclusive), shall mean:

(i) material breach by the Participant of any provision of any employment, consulting, advisory, proprietary information, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and the Company,

(ii) Violation by the Participant of the Code of Conduct,

(iii) the Participant’s engagement in intentional deceitful act(s) that results in (A) an improper personal benefit, or (B) injury to Chipotle or any of its subsidiaries or affiliates; or

(iv) The Participant’s engagement in fraud or willful misconduct (not acting in good faith or with reasonable belief that conduct was in the best interests of Chipotle or its subsidiaries or affiliates) that significantly contributes to Chipotle preparing a material financial restatement, other than a restatement of financial statements that became materially inaccurate because of revisions to generally accepted accounting principles.

(d) Amount of Recovery. With respect to Misconduct described in clause (i) of the definition of Misconduct (breach of agreement) and clause (ii) of such definition (violation of Code of Conduct), and in addition to its right to effect a termination of participation and a forfeiture of outstanding Awards under the Plan, the Board may recover from the Participant the amount of any payments made to the Participant under the Plan during the last 12 months of employment with the Company. With respect to Misconduct described in clause (iii) of the definition of Misconduct (intentional deceitful acts), and in addition to its right to effect a termination of participation and a forfeiture of outstanding awards under the Plan, the Board may recover from the Participant the greater of (1) the amount paid to the Participant with respect to any Award made under the Plan with a fiscal year that includes any period during which the Misconduct occurred, or with a fiscal year which was directly impacted by the Misconduct, or (2) the amount determined by the Board in its sole discretion to represent the financial impact of the Misconduct upon the Company; provided, however, that such recovery amount shall be reduced by the value of any forfeited outstanding awards under the Plan (value to be reasonably determined by the Committee) and any amounts recovered from the Participant under the Company’s cash bonus plans and other short term or long term incentive plans as a result of such Misconduct. With respect to Restatement Misconduct, and in addition to its right to effect a termination of participation and a forfeiture of outstanding awards under the Plan, the Board shall seek to recover the entire amount paid to the Participant with respect to any award made under the Plan in the twenty-four (24) month period following the first public issuance of the financial statements that are the subject of an accounting restatement relating to the Misconduct. The term “recover” or “recovered” shall include, but shall not be limited to, any right of set-off, reduction, recoupment, off-set, forfeiture, or other attempt by Chipotle to withhold or claim payment of an award or any proceeds thereof. Chipotle’s right of forfeiture and recovery of awards shall not limit any other right or remedy available to Chipotle with respect to a Participant’s Misconduct, whether in law or equity, including but not limited to injunctive relief, terminating the Participant’s employment with Chipotle, or taking other legal action against the Participant.

The amount that may be recovered under this Section 7 shall be determined on a gross basis without reduction for taxes paid or payable by a Participant.

Section 8.	Dodd-Frank Clawback.

Notwithstanding any other provision of the Plan to the contrary, in order to comply with Section 10D of the Securities Exchange Act of 1934, as amended, and any regulations promulgated, or national securities exchange listing conditions adopted, with respect thereto (collectively, the “Clawback Requirements”), if Chipotle is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirements under the securities laws, then the Participant shall return to Chipotle, or forfeit if not yet paid, the amount of any payment received with respect to an Award under the Plan during the three-year period preceding the date on which Chipotle is required to prepare the accounting restatement, based on the erroneous data, in excess of what would have been paid to the Participant under the accounting restatement as determined by the Committee in accordance with the Clawback Requirements and any policy adopted by the Committee pursuant to the Clawback Requirements.

Section 9.	General Provisions.

(a) No Rights to Awards or Continued Employment. No employee of the Company shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken under the Plan shall be construed as giving any employee any right to be retained by the Company.

(b) No Limits on Other Awards and Plans. Nothing contained in the Plan shall prohibit the Company from establishing other special awards or compensation plans providing for the payment of compensation to employees of the Company, including any Participants.

(c) Withholding Taxes. The Company shall deduct from all payments and distributions under the Plan any required federal, state or local governments tax withholdings.

(d) Rights are Non-Assignable. A Participant nor any beneficiary nor any other person shall have any right to assign the right to receive payments hereunder, in whole or in part, which payments are non-assignable and non-transferable, whether voluntarily or involuntarily.

(e) Unfunded Status of Plan. The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

(f) Effective Date; Amendment. The Plan shall become effective on January 1, 2014 if approved by Chipotle’s stockholders at Chipotle’s 2013 annual stockholder meeting. The Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, (i) any change to the Performance Goal or (ii) any alteration or amendment that requires shareholder approval in order to allow Awards under the Plan to qualify as “performance-based compensation” under Section 162(m) of the Code or to comply with other applicable laws or regulations, shall be made subject to such shareholder approval.

(g) Governing Law. The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

(h) Interpretation. The Plan is designed and intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code and all provisions hereof shall be construed consistent with this intention.

Approved by the Board of Directors on March 14, 2013, subject to shareholder approval.